Tompkins Financial Corporation 8-K

EXHIBIT 99.2

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, CFO & COO

Tompkins Financial Corporation (888) 503-5753

For Immediate Release

Friday, July 31, 2015

Tompkins Financial Corporation Declares Cash Dividend

ITHACA, NY - Tompkins Financial Corporation (NYSEMKT:TMP)

Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.42 per share, payable on August 17, 2015, to common shareholders of record on August 10, 2015.

Tompkins Financial Corporation is a financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, Tompkins Bank of Castile, Tompkins Mahopac Bank, Tompkins VIST Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.